UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  06/01/2005

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-49629

DE	33-0933072
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of Principal Executive Offices, Including Zip Code)

949-399-4500
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On June 1, 2005, our Compensation Committee approved discretionary performance bonus payments to the following executive officers: $22,500 to Glenn D. Moffett, our Vice President and General Manager of Operations; $10,000 to Brad Timon, our Controller; and $7,500 to Cathryn T. Johnston, our Corporate Secretary.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC

Date: June 06, 2005.	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer